Exhibit 99.1

CERTIFICATION

Pursuant to 18 United States Code § 1350

The Undersigned hereby certifies that to his knowledge the Annual Report of Federal-Mogul Corporation 401(k) Investment Program (“Plan”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement, has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 30, 2003

By:	/s/ DAVID A. BOZYNSKI
David A. Bozynski
Retirement Programs Committee, Chairman

By:	/s/ RICHARD P. RANDAZZO
Richard P. Randazzo
Senior Vice President, Human Resources